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                                                                 EXHIBIT (23)(A)
                        CONSENT OF DELOITTE & TOUCHE LLP
BOARD OF DIRECTORS
BRENTWOOD NATIONAL BANK
     We consent to the use in this Registration Statement of First Union Corporation on Form S-4 of our report dated January 9, 1995 (except as to Note
12 which is dated July 18, 1995), relating to the financial statements of Brentwood National Bank for the years ended December 31, 1994 and 1993 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.
                                        DELOITTE & TOUCHE LLP
Nashville, Tennessee
December 8, 1995